EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
General Mills, Inc.:



We consent to the use of our reports dated June 23, 2003 with respect to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 25, 2003, and May 26, 2002, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the fiscal years in the three-year period ended May 25, 2003, incorporated by reference herein.


                                        /s/KPMG LLP
                                        KPMG LLP


Minneapolis, Minnesota
September 23, 2003